As filed with the Securities and Exchange Commission on August 24, 1998
                                                   Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                  EXEL LIMITED
             (Exact name of registrant as specified in its charter)


            Cayman Islands                             98-0191089
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)

                                Cumberland House
                                1 Victoria Street
                             Hamilton HM 11, Bermuda
                    (Address of Principal Executive Offices)
                               -------------------


                  EXEL LIMITED 1991 PERFORMANCE INCENTIVE PLAN
                   EXEL LIMITED DIRECTORS STOCK & OPTION PLAN
                EXEL LIMITED STOCK PLAN FOR NONEMPLOYEE DIRECTORS
         MID OCEAN LIMITED 1993 LONG TERM INCENTIVE AND SHARE AWARD PLAN
 MID OCEAN LIMITED STOCK & DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plans)
                               -------------------

                             Paul S. Giordano, Esq.
                              Senior Vice President
                               and General Counsel
                                  EXEL Limited
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 246-5070
          (Telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:

                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                               -------------------

                                      -2-


                                          CALCULATION OF REGISTRATION FEE
==========================================================================================================================
 Title of Securities      Amount to be         Proposed Maximum          Proposed Maximum              Amount of
   to be Registered      Registered (1)       Offering Price Per        Aggregate Offering        Registration Fee (2)
                                                  Share (2)                 Price (2)
--------------------------------------------------------------------------------------------------------------------------
      Class A
  Ordinary Shares,
  par value $.01 per      7,500,000 shares         $75.19                 $563,925,000                 $166,358
       share
==========================================================================================================================

(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Ordinary Shares of EXEL Limited on August 21, 1998, which was $75.19 per share, as reported on the New York Stock Exchange.

===============================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two parts. The first part contains a reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by certain shareholders of the Registrant of Ordinary Shares of EXEL Limited (the "Company") issued to employees, including non-employee directors, pursuant to the EXEL Limited 1991 Performance Incentive Plan, EXEL Limited Directors Stock & Option Plan, EXEL Limited Stock Plan For Nonemployee Directors, Mid Ocean Limited 1993 Long Term Incentive And Share Award Plan and Mid Ocean Limited Stock & Deferred Compensation Plan For Nonemployee Directors (collectively, the "Plans").

     The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information has been sent or given to employees and directors as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). This reoffer Prospectus may be utilized for reofferings of the Company's Ordinary Shares acquired by certain Selling Shareholders through participation in the Plans.

                                2,945,249 Shares
                                  EXEL LIMITED
                                 Ordinary Shares
                           (par value $0.01 per share)

                                 ---------------

     This Prospectus relates to the offer and sale of up to an aggregate of 2,945,249 shares (the "Shares") of Class A Ordinary Shares, par value $0.01 per share (the "Ordinary Shares"), of EXEL Limited ("EXEL" or the "Company"), which may be offered for sale from time to time by certain shareholders listed under the heading "Selling Shareholders" herein (the "Selling Shareholders") for their own benefit. The Shares represent Ordinary Shares which are or may become issuable upon awards previously granted or which may be granted in the future by the Company to certain Selling Shareholders under the EXEL Limited 1991 Performance Incentive Plan, EXEL Limited Directors Stock & Option Plan, EXEL Limited Stock Plan For Nonemployee Directors, Mid Ocean Limited 1993 Long Term Incentive And Share Award Plan and Mid Ocean Limited Stock & Deferred
Compensation Plan For Nonemployee Directors (collectively, the "Plans"). The Company will not receive any of the proceeds from the sale by the Selling Shareholders of Shares made hereunder. Unless the context otherwise requires, the term "Company" when used herein refers to EXEL Limited and its predecessors and subsidiaries.

     The Ordinary Shares offered hereby may be offered for sale by the Selling Shareholders from time to time on the New York Stock Exchange, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling and other expenses (including brokers' commissions, concessions or discounts) incurred by the Selling Shareholders will be paid by the Selling Shareholders. See "Plan of Distribution."

     The Selling Shareholders and brokers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Shareholders or such brokers on the sale of the Shares may be deemed to be underwriting commissions under the Securities Act.

     The Ordinary Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "XL." The last reported sales price of the Ordinary Shares as reported by the NYSE Composite Tape on August 21, 1998 was $74 5/16 per share.

                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                 --------------

                 The date of this Prospectus is August 24, 1998.

   FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF
      NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS
           THE COMISSIONER PASSED UPON THE ACCURACY OF THIS PROSPECTUS



                              AVAILABLE INFORMATION

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby or any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


     EXEL is subject to certain informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files certain reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet world wide web site that contains reports, proxy and information statements and other information regarding issuers, like EXEL, who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports, proxy statements and other information concerning EXEL also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Ordinary Shares, reference is hereby made to the Registration Statement. Additional information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

     The Company is a Cayman Islands corporation and certain of its officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such officers and directors and the Company, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it ordinarily could be difficult for investors to effect service of process within the United States on any of these parties who reside outside the United States or to recover against them on judgments of United States courts predicated upon civil liability under the United States federal securities laws. Notwithstanding the foregoing, the Company has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of Shares made hereby in the United States by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent appointed for that purpose. The Company has been advised by Hunter & Hunter, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Company predicated upon the civil liability provisions of the United States federal securities laws and

     (ii) original actions brought in the Cayman Islands against such persons or the Company predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's public policy.

                                   THE COMPANY

     EXEL is the successor in interest to, and represents the combination effected August 7, 1998 of, Old EXEL and Mid Ocean in the schemes of arrangement (the "Arrangements") between each of EXEL Limited ("Old EXEL") and Mid Ocean Limited ("Mid Ocean") and their respective shareholders. As used herein, EXEL, unless the context otherwise requires, refers to EXEL, its predecessors and its subsidiaries. Each of Old EXEL and Mid Ocean are wholly owned subsidiaries of EXEL. EXEL, through its operating subsidiaries including X.L. Insurance Company, Ltd. and X.L. Mid Ocean Reinsurance Company, Ltd. and others, provides, on a world-wide basis, excess liability insurance coverage to industrial, commercial and other enterprises, directors and officers of such enterprises and professional firms and high excess property and other coverages, and is also a leading provider of reinsurance on a global basis. Its executive offices are located at Cumberland House, 1 Victoria Street, Hamilton HM11, Bermuda and its telephone number is (441) 292-8515.

                            DESCRIPTION OF SECURITIES

     The description of the Company's Ordinary Shares to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement. See "Incorporation of Documents by Reference".

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may sell registered shares of Ordinary Shares in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the New York Stock Exchange (or on such other national stock exchanges on which the Ordinary Shares may be traded from time to time) in transactions pursuant to and in accordance with the rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or commissions from purchasers of Shares for whom they may act as agent. The Selling Shareholders and any broker-dealers or agents that participate in the distribution of Shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more Selling Shareholders may act as principal or agent in connection with the offer or sale of Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth the name of each Selling Shareholder as of July 31, 1998, his position with the Company, the number of Ordinary Shares beneficially owned by each Selling Shareholder as of July 31, 1998, the number of Ordinary Shares eligible to be sold by such Selling Shareholder pursuant to this Registration Statement and the number of Ordinary Shares to be owned by such Selling Shareholder after the offering. Selling Shareholders may in the future receive additional Shares under the Plans and may sell such Shares. No Selling Shareholder owns more than 1% of the total shares outstanding, after giving effect to the sale of the Shares offered hereby.

                             Position with          Number of Shares     Number of Shares          Number of Shares to be
Name of Owner                Company                Owned (1)            Eligible to be Sold (2)   held after Offerings (3)
---------------------------------------------------------------------------------------------------------------------------

Mark E. Brockbank             Executive Vice President   550,097                 33,548                    516,549
Michael A. Butt               Director                   356,292                347,098                      9,193
Robert Clements               Director                    52,664                 18,363                     34,301
K. Bruce Connell              Executive Vice
                              President                  114,800                169,800                          0
Robert J. Cooney              Executive Vice
                              President                  307,545                401,000                      6,550
Sir Brian Corby               Director                     6,070                  6,070                          0
Michael P. Esposito, Jr.      Chairman and
                              Director                   165,020                193,850                      8,920
Robert R. Glauber             Director                    19,616                 10,755                      8,861
Gilbert Gould                 Director                    16,558                 16,158                        400
Robert V. Hatcher, Jr.        Director                    10,033                 10,033                          0
Ian R. Heap                   Director                    18,000                 14,000                      4,000
Paul Jeanbart                 Director                     7,602                  7,602                          0
Henry Keeling                 Executive Vice President   147,607                204,462                      6,129
John Loudon                   Director                    16,620                 16,620                          0
Robert R. Lusardi             Executive Vice
                              President and Chief
                              Financial Officer           23,000                123,000                          0
Robert J. Newhouse, Jr.       Director                   276,176                276,176                          0
Brian M. O'Hara               President, Chief
                              Executive Officer
                              and Director               699,361                985,186                     82,680
Robert S. Parker              Director                    17,702                 17,702                          0
Cyril Rance                   Director                    20,584                 17,584                      3,000
Alan Z. Senter                Director                    17,327                 17,327                          0
John T. Thornton              Director                    24,815                 21,815                      3,000
Ellen E. Thrower              Director                    14,113                 14,113                          0
John Weiser                   Director                    45,986                 22,986                     23,000
                                                      ----------             ----------                    -------
         Total                                         2,927,588              2,945,249                    706,583


----------

(1) Includes shares of restricted stock held by each Selling Shareholder which have not vested but over which the Selling Shareholder exercises voting rights and also includes shares issuable in respect of share units granted to directors under the EXEL Limited Directors Stock Option Plan and the EXEL Limited Stock Plan for Nonemployee Directors.

(2) Shares Eligible to be Sold are Ordinary Shares issued or issuable pursuant to awards granted under the Plan as of July 31, 1998.

(3)  Assumes the sale of all Shares eligible to be sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Commission, are incorporated in this Prospectus by reference and made a part hereof:

     (i)  Joint Proxy Statement of Old EXEL and Mid Ocean dated July 2, 1998;

     (ii) Annual Report on Form 10-K of Old EXEL for the year ended November 30, 1997, filed February 25, 1998 and amended by its Form 10-K/A filed June 26, 1998 (File No. 1-10804);

     (iii) Quarterly Reports on Form 10-Q of Old EXEL for the quarter ended February 28, 1998, filed April 14, 1998 and amended by its Form 10-Q/A filed April 21, 1998, and for the quarter ended May 31, 1998, filed July 15, 1998 (File No. 1-10804);

     (iv) Current Reports on Form 8-K of Old EXEL filed March 17, 1998, May 5, 1998, August 3, 1998 and August 7, 1998 (File No. 1-10804);

     (v) Annual Report on Form 10-K of Mid Ocean for the year ended October 31, 1997, filed January 28, 1998 and amended by its Form 10-K/A filed June 26, 1998 (File No. 1-14336);

     (vi) Quarterly Reports on Form 10-Q of Mid Ocean for the quarter ended January 31, 1998, filed March 17, 1998, and for the quarter ended April 30, 1998, filed June 12, 1998 and amended by its Form 10-Q/A filed June 26, 1998 (File No. 1-14336);

     (vii) Current Reports on Form 8-K of Mid Ocean filed March 25, 1998, May 14, 1998 and August 3, 1998 (File No. 1-14336).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to EXEL Limited, Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda, Attention: Mr. Paul S. Giordano, Senior Vice President and General Counsel, (441) 292-8515.


                              CERTAIN LEGAL MATTERS

     Certain legal matters with respect to Cayman Islands law and with respect to the validity of the Ordinary Shares will be passed upon for the Company by Hunter & Hunter, Cayman Islands, British West Indies.

                                     EXPERTS

     The consolidated balance sheets as of November 30, 1997 and 1996 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended November 30, 1997, as well as the related supplemental schedules, of Old EXEL incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and related supplemental schedules of Mid Ocean incorporated in this Prospectus by reference to the Mid Ocean Annual Report on Form 10-K (as amended by Form 10-K/A filed June 26, 1998) for the year ended October 31, 1997, have been so incorporated in reliance on the report of KPMG Peat Marwick, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission, are incorporated in this Prospectus by reference and made a part hereof:

     (i)  Joint Proxy Statement of Old EXEL and Mid Ocean dated July 2, 1998;

     (ii) Annual Report on Form 10-K of Old EXEL for the year ended November 30, 1997, filed February 25, 1998 and amended by its Form 10-K/A filed June 26, 1998 (File No. 1-10804);

     (iii) Quarterly Reports on Form 10-Q of Old EXEL for the quarter ended February 28, 1998, filed April 14, 1998 and amended by its Form 10-Q/A filed April 21, 1998, and for the quarter ended May 31, 1998, filed July 15, 1998 (File No. 1-10804);

     (iv) Current Reports on Form 8-K of Old EXEL filed March 17, 1998, May 5, 1998, August 3, 1998 and August 7, 1998 (File No. 1-10804);

     (v) Annual Report on Form10-K of Mid Ocean for the year ended October 31, 1997, filed January 28, 1998 and amended by its Form10-K/A filed June 26, 1998 (File No. 1-14336);

     (vi) Quarterly Reports on Form10-Q of Mid Ocean for the quarter ended January 31, 1998, filed March 17, 1998, and for the quarter ended April 30, 1998, filed June 12, 1998 and amended by its Form 10-Q/A filed June 26, 1998 (File No. 1-14336);

     (vii) Current Reports on Form 8-K of Mid Ocean filed March 25, 1998, May 14, 1998 and August 3, 1998 (File No. 1-14336).

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 109 of the Company's Articles of Association, incorporated by reference to Exhibit G to the Joint Proxy Statement, contains provisions with respect to indemnification of the directors and officers of the Company. The general effect of these provisions is to provide for the indemnity by the Company of an officer, director, employee or agent of the Company for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of the Company) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of the Company by reason of the fact that such indemnified person is an officer, director, employee or agent of the Company if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to the Company unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

     To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Directors and officers of the Company are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Exemption from registration is claimed under Section 4(2) of the Securities Act for the grants of Ordinary Shares, reserved as deferred compensation under the EXEL Limited Stock Plan for Nonemployee Directors, to certain directors.

ITEM 8. EXHIBITS.

Exhibit
Number                         Exhibit

4(a)           Memorandum of Association of the Registrant
               (incorporated by reference to Annex G to the Joint
               Proxy Statement).

4(b) Articles of Association (incorporated by reference to Annex G to the Joint Proxy Statement).

5              Opinion of Hunter & Hunter

23(a)          Consent of PricewaterhouseCoopers.

23(b)          Consent of KPMG Peat Marwick.

23(c)          Consent of Hunter & Hunter (included in Exhibit 5).

24             Powers of Attorney.

99(a) Appointment of CT Corporation System as U.S. Agent for Service of Process (incorporated by reference to the Company's Form F-N filed with the Commission on August 24, 1998).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on August 19, 1998.

                                   EXEL LIMITED


                                   By:  /s/ Brian M. O'Hara
                                        -------------------------------------
                                        Name:  Brian M. O'Hara
                                        Title: President and Chief Executive
                                                Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                               Title                                             Date
----------                               -----                                             ----

/s/  Brian M. O'Hara        *            President, Chief Executive Officer and Director   August 19, 1998
---------------------------------        (Principal Executive Officer)
Name:  Brian M. O'Hara

/s/  Robert R. Lusardi      *            Executive Vice President and Chief Financial      August 19, 1998
---------------------------------        Officer (Principal Financial Officer and
Name:  Robert R. Lusardi                 Principal Accounting Officer)

/s/  Michael P. Esposito, Jr.  *         Chairman and Director                             August 13, 1998
---------------------------------
Name:  Michael P. Esposito, Jr.

/s/  Michael A. Butt        *            Director                                          August 19, 1998
---------------------------------
Name:  Michael A. Butt

                                         Director                                          August   , 1998
---------------------------------
Name:  Robert Clements

/s/  Sir Brian Corby        *            Director                                          August 19, 1998
---------------------------------
Name:  Sir Brian Corby

/s/  Robert R. Glauber      *            Director                                          August 18, 1998
---------------------------------
Name:  Robert R. Glauber

---------------------------------        Director                                          August   , 1998
Name:  Gilbert Gould


                                      -11-


/s/  Robert V. Hatcher, Jr.              Director                                          August 19, 1998
---------------------------------
Name:  Robert V. Hatcher, Jr.

                                         Director                                          August   , 1998
---------------------------------
Name:  Ian R. Heap

/s/ Paul Jeanbart           *            Director                                          August 17, 1998
---------------------------------
Name:  Paul Jeanbart

/s/ John Loudon             *            Director                                          August 19, 1998
---------------------------------
Name:  John Loudon

---------------------------------        Director                                          August   , 1998
Name:  Robert J. Newhouse, Jr.

---------------------------------        Director                                          August   , 1998
Name:  Robert S. Parker

/s/ Cyril Rance            *             Director                                          August 19, 1998
---------------------------------
Name:  Cyril Rance

/s/ Alan Z. Senter          *            Director                                          August 16, 1998
---------------------------------
Name:  Alan Z. Senter

---------------------------------        Director                                          August   , 1998
Name:  John T. Thornton

/s/ Ellen E. Thrower        *            Director                                          August 19, 1998
---------------------------------
Name:  Ellen E. Thrower

/s/ John Weiser             *            Director                                          August 16, 1998
---------------------------------
Name:  John Weiser

/s/ Paul S. Giordano                     Senior Vice President and General Counsel         August 7, 1998
---------------------------------
Name:  Paul S. Giordano


*By:  /s/ Paul S. Giordano
      --------------------
           Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number                         Exhibit

4(a)           Memorandum of Association of the Registrant
               (incorporated by reference to Annex G to the Joint
               Proxy Statement).

4(b) Articles of Association (incorporated by reference to Annex G to the Joint Proxy Statement).

5              Opinion of Hunter & Hunter.

23(a)          Consent of PricewaterhouseCoopers.

23(b)          Consent of KPMG Peat Marwick.

23(c)          Consent of Hunter & Hunter (included in Exhibit 5).

24             Powers of Attorney.

99(a) Appointment of CT Corporation System as U.S. Agent for Service of Process (incorporated by reference to the Company's Form F-N filed with the Commission on August 24, 1998).